    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 3, 1999
                                                    REGISTRATION NO. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ---------------------------

                          INTERPORE INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                          95-3043318
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

                          ---------------------------

                              181 TECHNOLOGY DRIVE
                          IRVINE, CALIFORNIA 92618-2402
           (Address of Principal Executive Offices including Zip Code)

                          ---------------------------

               AMENDED AND RESTATED INTERPORE INTERNATIONAL, INC.
                     EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

                            (FULL TITLE OF THE PLAN)

                          ---------------------------

          RICHARD L. HARRISON                           COPY TO:
   SENIOR VICE PRESIDENT - FINANCE,              CHARLES K. RUCK, ESQ.
     INTERPORE INTERNATIONAL, INC.                  LATHAM & WATKINS
         181 TECHNOLOGY DRIVE                    650 TOWN CENTER DRIVE,
     IRVINE, CALIFORNIA 92618-2402                  TWENTIETH  FLOOR
            (949) 453-3200                    COSTA MESA, CALIFORNIA 92626
                                                     (714) 540-1235

                          ---------------------------

               (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


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                       CALCULATION OF REGISTRATION FEE
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
-------------------------------------------------------------------------------------------------
                                                       PROPOSED        PROPOSED
                                                       MAXIMUM          MAXIMUM
                                       AMOUNT          OFFERING        AGGREGATE     AMOUNT OF
                                       TO BE            PRICE          OFFERING    REGISTRATION
                                    REGISTERED(1)    PER SHARE(2)      PRICE(2)        FEE
-------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(3)    200,000 Shares      $6.71875       $1,343,750      $374
-------------------------------------------------------------------------------------------------


(1) The Amended and Restated Interpore International, Inc. Employee Stock Qualified Plan (the "Plan") authorizes the issuance of a maximum of 300,000 shares, 100,000 of which have already been registered pursuant to Form S-8 Registration Statement No. 33-86454. Only the 200,000 newly authorized shares under the Plan are registered hereunder.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and is based on the average of the high and low sales price of the Common Stock, as reported on The Nasdaq Stock Market on August 31, 1999.

(3) Each share of Common Stock being registered hereunder, if issued prior to the termination by the Company of its Rights Agreement, will include one Common Share Purchase Right. Prior to the occurrence of certain events, the Common Share Purchase Rights will not be exercisable or evidenced separately from the Common Stock.

PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION
           STATEMENT AS OPTIONS GRANTED UNDER THE PLAN ARE EXERCISED.

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                                  Total Pages 7
                             Exhibit Index on Page 4

                                     PART I

      The information called for in Part I of Form S-8 is not being prepared with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

      This Registration Statement covers 200,000 additional shares of our Common Stock reserved for issuance under the Amended and Restated Interpore International, Inc. Employee Qualified Stock Purchase Plan (the "Plan"). Our Board of Directors recently adopted, and our stockholders recently approved, an amendment to the Plan which increased the number of shares reserved for issuance thereunder from 100,000 to 300,000 shares. On November 16, 1994, we filed with the Commission Form S-8 Registration Statement No. 33-86454 (the "Prior Registration Statement") covering an aggregate of 100,000 shares issuable under the Plan. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document which is incorporated by reference herein or therein.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      The consolidated financial statements of Interpore International, Inc. appearing in our Annual Report (Form 10-K) for the fiscal year ended December 31, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given on the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of Cross Medical Products, Inc. and Subsidiaries (formerly Danninger Medical Technology, Inc. and Subsidiaries) for the fiscal year ended December 31, 1997 have been audited by PricewaterhouseCoopers L.L.P., independent accountants, as set forth in their report thereon included in our Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference. Such financial statements and schedule are, and audited financials and schedules to be included in subsequently filed documents will be, incorporated herein on reliance upon the reports of PricewaterhouseCoopers L.L.P. pertaining to such financial statements and schedule (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

ITEM 8. EXHIBITS

      See Index to Exhibits on page 4.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 1st day of September 1999.

                                   Interpore International, Inc., a Delaware corporation



                                   By:   /s/  DAVID C. MERCER
                                       -----------------------------------------
                                                  David C. Mercer
                                       Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

      Each person whose signature appears below hereby authorizes and appoints David C. Mercer and Richard L. Harrison as attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities as of September 1, 1999.

Signature                             Title
---------                             -----

/s/ DAVID C. MERCER                   Chairman of the Board, Chief Executive
--------------------------------      Officer and Director
David C. Mercer


/s/ JOSEPH A. MUSSEY                  President, Chief Operating Officer and
--------------------------------      Director
Joseph A. Mussey


/s/ RICHARD L. HARRISON               Senior Vice President-Finance, Chief
--------------------------------      Financial Officer and Secretary (Principal
Richard L. Harrison                   Financial and Accounting Officer)


/s/ WILLIAM A. EISENECHER             Director
--------------------------------
William A. Eisenecher


/s/ DANIEL A. FUNK, M.D.              Director
--------------------------------
Daniel A. Funk, M.D.


/s/ G. BRADFORD JONES                 Director
--------------------------------
G. Bradford Jones

/s/ ROBERT J. WILLIAMS                Director
--------------------------------
Robert J. Williams

                                INDEX TO EXHIBITS

EXHIBIT                                                                   PAGE
-------                                                                   ----

  4.1        Rights Agreement dated November 19, 1998 between           (Note 1)
             Interpore International, Inc. and U.S. Stock Transfer
             Corporation.

  5.1        Opinion of Latham & Watkins                                    5

 23.1        Consent of Latham & Watkins (included in Exhibit 5.1)          5

 23.2        Consent of Ernst & Young LLP, Independent Auditors             6

 23.3        Consent of PricewaterhouseCoopers L.L.P., Independent          7
             Accountants

 24          Power of Attorney (included in the signature page to           3
             this Registration Statement)

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(1) Incorporated by reference from our Current Report on Form 8-K dated December
1, 1998.



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